UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 2, 2015

Date of Report (Date of earliest event reported)

Fidelity Southern Corporation

 (Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305
(Address of principal executive offices)

(404) 639-6500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Item 2.01 “Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 2, 2015, Fidelity Bank (the “Bank”), the wholly-owned banking subsidiary of Fidelity Southern Corporation (the “Company”), entered into a Purchase and Assumption Agreement (“Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”), as Receiver of The Bank of Georgia, located in Peachtree City, Georgia (“The Bank of Georgia”), and the FDIC, acting in its corporate capacity, pursuant to which the Bank acquired substantially all the assets and assumed all of the deposits of The Bank of Georgia.

Under the terms of the Agreement, the Bank acquired approximately $255 million in assets, including approximately $162 million in loans, and assumed approximately $280 million in customer deposits. The deposits were acquired at a premium of 3.05%, and the assets were acquired at a discount of $19.8 million. Additionally, the Bank acquired The Bank of Georgia's seven branches, which are located in Peachtree City, Fayetteville, Tyrone, Sharpsburg, Newnan, and Fairburn. To settle the transaction, the FDIC made a cash payment to the Bank totaling $41 million, based on the differential between liabilities assumed and assets acquired, taking into account the asset discount.

The terms of the Agreement provide for the FDIC to indemnify the Bank against certain claims, including, but not limited to, claims with respect to liabilities and assets of The Bank of Georgia or any of their affiliates not assumed or otherwise purchased by the Bank, with respect to claims made by shareholders of The Bank of Georgia, with respect to claims based on the rights of any creditors of The Bank of Georgia and with respect to claims based on any action by The Bank of Georgia’s former directors, officers and other employees.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this Current Report and incorporated herein by reference.

Item 8.01 Other Events.

On October 2, 2015, the Company issued a press release announcing The Bank of Georgia acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1	Purchase and Assumption Agreement dated October 2, 2015

99.1	Press Release issued on October 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY SOUTHERN CORPORATION
(Registrant)

/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer

October 6, 2015